LEASE AMENDING AGREEMENT MADE THIS 7TH DAY OF OCTOBER 2009

BETWEEN: **THE STANDARD LIFE ASSURANCE COMPANY OF CANADA**, a body politic and corporate, duly incorporated under the *Insurance Companies Act* and having its head office at 1245 Sherbrooke Street West, in the City and District of Montreal, Province of Quebec, and having a place of business at 121, King Street West, Suite 810, City of Toronto, province of Ontario, herein acting and represented by Blair D. McCreadie, Fund Manager, and Glenn D'Silva, fund manager, authorized signatories for all purposes hereof as they so declare;

(the "**Landlord**")

- AND -

STOCKERYALE CANADA INC., a company constituted under the *Canada Business Corporations Act*, having its head office at 275 Kesmark Street, Dollard-des-Ormeaux, Province of Quebec, herein represented by Mark Blodgett, director, duly authorizes as they so declare;

(the "**Tenant**")

WHEREAS the Landlord and the Tenant entered into a Lease Agreement made as of December 22, 2005 (the "**Lease**") for premises located at 275 Kesmark Street, Dollard des Ormeaux, Québec (the "**Premises**");

WHEREAS the Tenant and Coherent International LLC (the "**Sub Tenant**") entered into a sublease agreement on the date hereof (the "**Coherent Sublease Agreement**"), pursuant to which the Head Tenant agreed to sublease to the Sub Tenant a portion of the Premises (the "**Coherent Sub Premises**") for a term (the "**Coherent Sublease Term**") of one (1) year commencing on October 15, 2009 with an option to renew for three (3) additional periods of thirty (30) days each.

WHEREAS the Head Landlord consented to the Head Tenant subletting a portion of the second floor of the Premises to PyroPhotonics Lasers Inc., ("**Pyro**") pursuant to a sublease between the Sub Tenant and the Head Tenant, dated the October 2006, and the Head Tenant and Pyro expanded and renewed the foregoing agreement pursuant to an Expansion Agreement dated January 23, 2007 (the "**Pyro Sublease Agreement**") for a space representing the entire second floor of the Premises (the "**Pyro Sub Premises**") for a term of eight (8) years and nine (9) months commencing on February 1, 2007 and terminating on October 31, 2015 (the "**Pyro Sublease Term**");

WHEREAS the Landlord and the Tenant have agreed to amend the Lease in respect to termination date of November 31, 2015 as contemplated in the Head Lease on the terms and conditions provided for herein.

NOW THEREFORE the parties hereto agree as follows:

1. In consideration or the payment by the Tenant to the Landlord of an amount of $550,000 (the "**Fee**") plus applicable taxes, the Landlord covenants and agrees with the Tenant that the Lease shall be amended as follows:

   a) the term of the Lease in respect of the Coherent Sub Premises shall be amended to be reduced in order to terminate upon expiry of the Coherent Sublease Term or, if applicable, the expiry of any renewal period exercised in accordance with the terms of the Coherent Sublease Agreement; and

   b) the term of the Lease in respect of the Pyro Sub Premises shall be amended to be reduced in order to terminate upon expiry of the Pyro Sublease Term or, if applicable, the expiry of any renewal period exercised in accordance with the terms of the Pyro Sublease Agreement.

2. The payment provided for above shall be made in the following manner:

   a) the Landlord shall forfeit the amount of $257,892.49 by forfeiture of the prepaid rent and security deposit provided for in Schedule "A" of the Lease;

   b) payment by the Tenant to the Landlord of a sum of $362,920.01 (being the balance due on the Fee of $292,107.51 and $70,812.50 on account of taxes applicable on the Fee) by way of a certified cheque to the order of the Landlord.

3. The amendments to the Lease are conditional upon receipt by the Landlord of the Fee and the payment of the Landlord's legal fees (to a maximum of $25,000 plus applicable taxes) and shall only take effect upon receipt by the Landlord of all sums stipulated hereunder.

4. All terms of the Lease that are not hereby amended shall continue to apply between the Landlord and the Tenant.

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IN WITNESS WHEREOF, the parties have signed on the date mentioned above.

SIGNED, SEALED AND DELIVERED in the presence of	)	**THE STANDARD LIFE ASSURANCE COMPANY OF CANADA** Per /s/ Glenn D'Silva Name: Glenn D'Silva Title: Authorized Signing Officer Per /s/ Blair D. McCreadie Name: Blair D. McCreadie Title: Authorized Signing Officer We have authority to bind the Corporation
SIGNED, SEALED AND DELIVERED in the presence of	)	**STOCKERYALE CANADA INC.** Per /s/ Mark Blodgett Name: Mark Blodgett Title: Chief Executive Officer I have the authority to bind the Corporation